SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                                   Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 30, 2003
                         -------------------------------


                             AUTOCORP EQUITIES, INC.
                           -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)



                               000-15216 87-052250
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           (Commission File Number) (IRS Employer Identification No.)



                  1701 Legacy Dr., Suite 2200 Frisco, TX 75034
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               (Address of Principal Executive Offices) (Zip Code)


                                 (214) 618-6400
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




                                       1


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Item 1.       Changes in Control of Registrant.

         (a) The June 30, 2003 merger transaction reported in Item 2 below has resulted in a change of control of AutoCorp Equities, Inc. (AutoCorp or the Registrant). In this transaction, AutoCorp issued securities to Pacific Holdings Group, a Nevada corporation (Holdings).

         The securities consisted of: (1) 100,000,000 shares of AutoCorp common stock, par value $.001 per share (the "AutoCorp Common Shares"), and (2) 4,086,856 shares of a new Series A Convertible Preferred Stock, par value $.001 per share of AutoCorp (the "Series A Preferred Shares") that are convertible at any time, at the option of the holder, into not less than 40,868,560 AutoCorp Common Shares. The conversion rate is 10 AutoCorp Common Shares for each Series A Preferred Share.

         The Series A Preferred Shares are non-voting. However, if all the Series A Preferred Shares were converted, Holdings would own 140,868,560 AutoCorp Common Shares.

         Pacific Financial Group, Inc. a Delaware corporation (PFG), an affiliate of Holdings, has owned 1,621,642 shares of Series B Non-Cumulative Convertible Preferred Stock of AutoCorp, par value $.001 per share (the "Series B Preferred Shares") since October 1, 2000. Those Series B Preferred Shares were and are convertible at any time, at the option of the holder, on a one-for-one basis, into 1,621,642 AutoCorp Common Shares.

         Had PFG converted those Series B Preferred Shares prior to the June 30, 2003 merger transaction, PFG would have owned 1,621,642 AutoCorp Common Shares (or about 19.62% of the AutoCorp Common Shares that would have been outstanding after the conversion.

         The Series B Preferred is non-voting stock, and PFG has not exercised any influence over AutoCorp.

         PFG is a wholly-owned subsidiary of Pacific USA Holdings Corp. ("PUSA"), which is also the parent of Holdings. PUSA is a wholly-owned subsidiary of Pacific Electric Wire & Cable Co. Ltd. ("PEWC"), of Taiwan, Republic of China.

         Subsequent to the June 30 merger transaction, on a fully-diluted basis, PFG beneficially owns 1,621,642 AutoCorp Common Shares, and Holdings beneficially owns 140,868,560 AutoCorp Common Shares. On a fully-diluted basis, Holdings and PFG together beneficially own 142,490,202 AutoCorp Common Shares. This is about 95.66% of the 148,953,873 AutoCorp Common Shares that would then be outstanding.

         In connection with the merger, the number of Directors constituting the AutoCorp Board of Directors (the "AutoCorp Board") will be increased from three to six. Pursuant to the terms of a Standstill Agreement dated as of June 30, 2003 between Holdings and AutoCorp (the "Standstill Agreement"), Holdings has agreed, until June 30, 2005, to vote its AutoCorp Common Shares at any election of Directors to elect three designees to the AutoCorp Board.

         In addition, pursuant to the Standstill Agreement, Holdings has agreed, subject to certain limited exceptions, until June 30, 2004, not to sell, directly or indirectly, more than 1% of its Series A Preferred Shares and AutoCorp Common Shares to any person or group, or sell or transfer any of such shares to any such person or group who or which, after the consummation of such sale or transfer, would beneficially own more than 4.9% of the total outstanding voting securities of AutoCorp. Notwithstanding the foregoing, however, Holdings may sell or convey up to 20,000,000 AutoCorp Common Shares to one or more unaffiliated third parties without restriction, as long as Holdings complies with federal and any applicable state securities laws.

         Subject to receipt of the requisite shareholder approval, the Articles of Incorporation of AutoCorp will be amended to increase the number of authorized Common Shares in order to permit the conversion of all of the Series A Preferred Shares and all of the Series B Preferred Shares into Common Shares in accordance with their respective terms.


         (b) Not applicable.

Item 2.       Acquisition or Disposition of Assets.

         (a) On June 30, 2003, Pacific Auto Group, Inc. (Pacific) became a wholly-owned subsidiary of AutoCorp, and the AutoCorp securities described in
Item 1 above were issued to Holdings (which is the sole shareholder of Pacific).

         The form of the transaction was a reverse triangular merger, whereby a newly-formed, wholly-owned, acquisition subsidiary of AutoCorp merged with and into Pacific, with Pacific being the surviving corporation in the merger.

         Pacific has its executive office in Plano, Texas and is a holding company for American Finance Company, Inc. (AFCO). AFCO is a point-of-sale automobile loan originator with a national market presence. AFCO has developed a unique business model with the introduction of an automated internet-based loan origination system that enables automobile dealers to underwrite motor vehicle retail installment sale contracts via the internet.

         The merger will provide AutoCorp with approximately $3 million of additional liquidity to, among other things, expand its existing servicing and loan participation programs and will once again establish AutoCorp Equities as a point-of-sale automobile loan originator. The merger will also provide AutoCorp with administrative management support from PUSA and access to AFCO's banking relationships and AFCO's strategic partners in the automotive finance industry.

         The nature and amount of the consideration given by AutoCorp and received by Holdings is detailed in Item 1 above. The amount of such consideration was based upon the respective valuations of Pacific and AutoCorp immediately prior to the merger, as determined by their respective boards of directors.

         The  nature  of  the  relationships  between  AutoCorp,   Holdings  and
Holdings' various affiliates (other than AFCO) are described in Item 1 above.

         (b) Not applicable.


Item 7.       Financial Statements and Exhibits.

                  (a)      Financial statements of businesses acquired.

                           [Audited financial statements of Pacific Auto Group, Inc.]

                                    [To be filed by amendment not later than 60 days from the date hereof]


                  (b)      Pro forma financial information.

                           [To be filed by amendment not later than 60 days from the date hereof]


                  (c)      Exhibits.

                           2.1 Copy of Agreement and Plan of Merger by and among Pacific Auto Group, Inc., AutoCorp Equities, Inc. and PAG Acquisition Corp. dated as of June 20, 2003.

                           2.2 Standstill Agreement dated as of June 30, 2003 between Pacific Holdings Group and AutoCorp Equities, Inc.

                           3.1 Certificate of Designation for the Series A Preferred Shares


Item 8.       Change in Fiscal Year.

         The Registrant has been advised that the merger will be accounted for as a reverse merger. As a result, the fiscal year of teh registrant will change from a September 30 year end to a December 31 year end in order to conform to the fiscal year end of Holdings.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  AUTOCORP EQUITIES, INC.


Dated:  July 15, 2003                           By: /s/ Charles Norman
                                                   -----------------------------
                                                   Charles Norman
                                                   President

                                  Exhibit Index


Exhibit Number                 Description of Exhibit

         2.1 Agreement and Plan of Merger by and among Pacific Auto Group, Inc., AutoCorp Equities, Inc. and PAG Acquisition Corp. dated as of June 20, 2003.

                           [The Agreement contains two Appendices and a Disclosure Schedule. They have been omitted but are listed below, and the registrant agrees to provide them to the Commission upon request.


                                    -Appendix I - 2002  Financial  Statements of
                                    Pacific    Auto   Group,    Inc.    (without
                                    footnotes).

                                    -Appendix II - 2002 Financial  Statements of
                                    AutoCorp Equities, Inc. (without footnotes).

                                    -Disclosure Schedule]

         2.2 Standstill Agreement dated as of June 30, 2003 between Pacific Holdings Group and AutoCorp Equities, Inc.

         3.1      Certificate of Designation for Series A Preferred Shares